UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 3, 2014

PLUM CREEK TIMBER COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Union Street, Suite 3100, Seattle, Washington	98101-1374
(Address of Principal Executive Offices)	(Zip Code)

(206) 467-3600
Registrant's Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On February 3, 2014, the Compensation Committee of the Board of Directors of the company authorized an award of 44,445 restricted stock units to Mr. Rick R. Holley as an incentive for him to remain in his position with the company as chief executive officer.  The award vests entirely on February 3, 2017, at which time Mr. Holley is entitled to receive a share of the company’s common stock for each restricted stock unit vested.  For a period of two years from the vesting date, Mr. Holley will be prohibited from selling, pledging or otherwise disposing of any shares of the common stock acquired upon vesting of the restricted stock unit award. During the vesting period, Mr. Holley is entitled to receive cash payments in an amount equal to the dividend paid on the company’s common stock multiplied by the number of unvested restricted stock units.
Section 9. Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits. The following exhibit is filed with this report:

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement for Rick R. Holley for Plan Year 2014 (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ James A. Kraft
James A. Kraft
Senior Vice President, General Counsel and Secretary
DATED: February 6, 2014

PLUM CREEK TIMBER COMPANY, INC.
Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement for Rick R. Holley for Plan Year 2014 (filed herewith).